EXHIBIT 4.20
                                                                   ------------




                                    CONTRACT

                                      FOR

                                  LAND LAUNCH
                                LAUNCH SERVICES

                                    BETWEEN


                         SEA LAUNCH LIMITED PARTNERSHIP
                       Acting through its General Partner
                           SEA LAUNCH COMPANY, L.L.C.

                                      AND

               ASIA SATELLITE TELECOMMUNICATIONS COMPANY LIMITED








                                CONTRACT NUMBER
                                SLC-AST-C-06019


                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

                               TABLE OF CONTENTS


ARTICLE 1 -- DEFINITIONS.....................................................4
ARTICLE 2 -- CONTRACTUAL DOCUMENTS...........................................7
ARTICLE 3 -- SERVICES TO BE PROVIDED BY CONTRACTOR...........................7
ARTICLE 4 -- CONTRACT PRICE..................................................8
ARTICLE 5 -- PAYMENTS........................................................8
ARTICLE 6 -- LAUNCH SCHEDULE.................................................9
ARTICLE 7 -- LAUNCH POSTPONEMENTS............................................11
ARTICLE 8 -- EXCUSABLE DELAYS................................................12
ARTICLE 9 -- OBLIGATIONS BEFORE AND AFTER LAUNCH.............................12
ARTICLE 10 -- COMMUNICATION and COORDINATION BETWEEN CONTRACTOR and
              CUSTOMER.......................................................13
ARTICLE 11 -- PERMITS AND APPROVALS..........................................14
ARTICLE 12 -- TITLE TO PROPERTY..............................................14
ARTICLE 13 -- REPLACEMENT LAUNCH.............................................15
ARTICLE 14 -- TERMINATION....................................................16
ARTICLE 15 -- RISK ALLOCATION................................................18
ARTICLE 16 -- PROPRIETARY DATA...............................................21
ARTICLE 17 -- RIGHTS TO INVENTIONS AND DATA..................................22
ARTICLE 18 -- CHANGES........................................................23
ARTICLE 19 -- ASSIGNMENT.....................................................23
ARTICLE 20 -- PUBLIC RELEASE OF INFORMATION..................................24
ARTICLE 21 -- DISPUTE SETTLEMENT.............................................24
ARTICLE 22 -- APPLICABLE LAW.................................................24
ARTICLE 23 -- SEVERABILITY...................................................24
ARTICLE 24 -- WAIVERS........................................................24
ARTICLE 25 -- HEADINGS AND NUMBERS...........................................25
ARTICLE 26 -- ENTIRE AGREEMENT...............................................25




                                      -2-
                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

                          CONTRACT FOR LAUNCH SERVICES




                 This Contract is made and entered into by and between Sea Launch Limited Partnership, an exempted limited partnership organized under the laws of the Cayman Islands acting through its General Partner, Sea Launch Company, L.L.C., a United States limited liability company organized under the laws of the State of Delaware ("CONTRACTOR") and having offices in Long Beach, California; and Asia Satellite Telecommunications Company Limited ("CUSTOMER"), and having offices at 17/F, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong.


                                      -3-
                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

ARTICLE 1 -- DEFINITIONS

The terms used in the Contract shall have the following definitions:


1.1 BAIKONUR SPACE CENTER means the payload processing area and surrounding facilities for the loading and unloading of the Launch Vehicle and Spacecraft, payload processing facilities and launch pad at Baikonur, Kazakhstan.

1.2 BUSINESS DAY means any day other than the following: a Saturday, Sunday, and any other day on which national banks are authorized to be closed in New York City, New York or in Hong Kong.

1.3      CONTRACT  means this  Contract  as  defined in Article 2,  Contractual
         Documents.

1.4 CONSTRUCTIVE TOTAL FAILURE means a Constructive Total Loss of the Spacecraft due to performance of the Launch Vehicle.

1.5 CONSTRUCTIVE TOTAL LOSS shall mean the Spacecraft has lost more than[o], provided, however, that the meaning assigned to the term "Constructive Total Loss" in CUSTOMER's policy of Launch and In-Orbit Insurance, if any, in place at the time of Launch shall take precedence over this definition. CUSTOMER shall promptly provide a copy of such definition to CONTRACTOR after the issuance of such policy of Launch and In-Orbit Insurance, if any.

1.6      DAY or DAY means a calendar day unless otherwise indicated.

1.7 EFFECTIVE DATE OF CONTRACT OR "EDC" means the date of last signature of this Contract by an authorized representative of CONTRACTOR or CUSTOMER.

1.8 EXCUSABLE DELAY shall have the meaning as defined in Article 8, Excusable Delays.

1.9 INTENTIONAL IGNITION means, with respect to the Spacecraft, the time in the ignition process for the purpose of Launch that coincides with the [o], for ignition of the Launch Vehicle main engine.

1.10 INTERFACE CONTROL DOCUMENT OR "ICD" means the document that defines in detail the interfaces between CUSTOMER provided Spacecraft system (including support equipment) and the Launch Vehicle system (including facilities and support equipment) for the specific mission.

1.11 LAUNCH means the Intentional Ignition of the first stage engine of the Launch Vehicle[o]. A Launch is deemed not to have occurred in the event of a Terminated Ignition.

1.12 LAUNCH ACTIVITIES means the activities carried out by either Party or the Related Third Parties of either Party in connection with a Launch and shall include all Launch and pre-launch ground activities beginning with the arrival of the Spacecraft at Baikonur Space Center and ending with departure of all property and personnel of CUSTOMER and its Related Third Parties from Baikonur Space Center.

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

1.13 LAUNCH AND IN-ORBIT INSURANCE means insurance covering the risk of Launch and the risks of in-orbit failures including Constructive Total Loss and Total Loss of the Spacecraft.

1.14 LAUNCH DAY means the calendar day within the Launch Slot established for the Launch pursuant to the Contract.

1.15 LAUNCH OPPORTUNITY means the availability of a position in the Land Launch manifest for the Launch of the Spacecraft, and is based upon these criteria: [o].

1.16 LAUNCH PERIOD means a period of time of not less than ninety (90) days within the Launch Semester or as established in Article 6, Launch Schedule, during which the Launch will occur.

1.17 LAUNCH READY SPACECRAFT means (i) all Spacecraft manufacturing, testing and verification are complete with all manufacturing and test anomaly corrective actions closed; (ii) The Spacecraft will have no open recalls on its components or subsystems; (iii) All payload interfaces, environments and loads are compatible with the Zenit 3 SLB launch vehicle as established during the mission integration process;
         (iv) CUSTOMER has approved delivery of the Launch Ready Spacecraft to the Baikonur Space Center for launch.

1.18 LAUNCH SCHEDULE means the then current Launch Semester, Launch Period or the then current Launch Slot or Launch Day, if established.

1.19 LAUNCH SEMESTER means a period of time not less than one hundred eighty (180) days as established in Article 6, Launch Schedule, during which the Launch will occur.

1.20 LAUNCH SERVICES means the services provided by CONTRACTOR as defined in Article 3, Services to be provided by CONTRACTOR.

1.21 LAUNCH SITE means the Zenit launch complex at the Baikonur Space Center in Baikonur, Kazakhstan.

1.22 LAUNCH SLOT means a thirty (30) day period of time within the Launch Period during which the Launch will occur.

1.23 LAUNCH VEHICLE means the expendable launch vehicle Zenit 3SLB to perform the Launch of the Spacecraft.

1.24     LAUNCH VEHICLE PERFORMANCE means:

         1.24.1 The environmental conditions experienced by the Spacecraft as measured and recorded by CONTRACTOR via telemetry. CONTRACTOR uses the measurements to ascertain compliance with the environments agreed to by the Parties in the "Land Launch to Spacecraft Interface Control Document (ICD)".

                                      -5-
                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

         1.24.2 If applicable, the functional interface between the Launch Vehicle and the Spacecraft as measured and recorded by CONTRACTOR via telemetry. CONTRACTOR uses such measurements to ascertain compliance with the functional interface requirements agreed to by the Parties in the "Land Launch to Spacecraft Interface Control Document (ICD)".

         1.24.3 The Spacecraft injection orbit parameters as measured and recorded by CONTRACTOR via telemetry. CONTRACTOR uses the measurements to ascertain compliance with the injection orbit parameters as agreed to by the Parties in the "Land Launch to Spacecraft Interface Control Document (ICD)".

1.25 LAUNCH WINDOW means a specific daily time period or periods within each of one or more potential Launch Days during which the Launch can occur to meet mission requirements.

1.26 LEGAL BANK HOLIDAY means any day on which national banks are authorized to be closed in New York City, New York, USA or in Hong Kong.

1.27 OPTION LAUNCH means the ability of CUSTOMER to order from CONTRACTOR an additional Launch Service to be performed under the same terms and provisions as the Launch Services under this Contract, unless otherwise provided under this Contract.

1.28 PARTY OR PARTIES means CONTRACTOR or CUSTOMER or both depending on the context.

1.29 POSTLAUNCH SERVICES means the reports and range services as defined in the Statement of Work that are to be provided by CONTRACTOR to CUSTOMER after Launch.

1.30     RESERVED

1.31     RESERVED

1.32 RELATED THIRD PARTIES means any of the following parties, but in each case only if such party is involved in Launch Activities at the Baikonur Space Center:

         (i) Employees, directors, officers or agents of CONTRACTOR or CUSTOMER, including their affiliates, parents or partner entities;

         (ii)     Customers of CUSTOMER and the employees of those customers;

         (iii) Contractors and subcontractors at any tier of CONTRACTOR, including Space International Services ("SIS"), or CUSTOMER and the employees of those contractors and subcontractors; and

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

         (iv) Any party with a financial interest in CONTRACTOR, SIS or CUSTOMER, the Launch Vehicle, or the Spacecraft.

1.33     REPLACEMENT LAUNCH shall have the meaning as defined in Article 13.1.

1.34 SPACECRAFT means the hardware delivered by CUSTOMER to, and accepted by, CONTRACTOR at the Baikonur Space Center (including any hardware supplied in connection with the Option Launch (if applicable)), in support of a wholly commercial mission (no military use or purpose) for Launch by CONTRACTOR pursuant to the Contract and which is compatible with the Launch Vehicle.

1.35 TERMINATED IGNITION means following Intentional Ignition the first stage engines of the Launch Vehicle have been shut down for any reason before the [o] and the pad is officially declared safe by the responsible authorities.

1.36 TERMINATION LIABILITY shall have the meaning as defined in Article 14, Termination.

1.37 THIRD PARTY means any individual or legal entity other than the Parties or Related Third Parties.

1.38 TOTAL FAILURE means a Total Loss of the Spacecraft due to performance of the Launch Vehicle.

1.39 TOTAL LOSS shall mean the complete loss, complete destruction or complete failure of the Spacecraft that is mated with the Launch Vehicle, provided, however, that the meaning assigned to the term "Total Loss" in CUSTOMER's policy of Launch and In-Orbit Insurance, if any, in place at the time of Launch shall take precedence over this definition. CUSTOMER shall promptly provide a copy of such definition to CONTRACTOR after the issuance of such policy of Launch and In-Orbit Insurance, if any.


ARTICLE 2 -- CONTRACTUAL DOCUMENTS

2.1      This Contract shall consist of the following documents:

         2.1.1    General Provisions, Articles 1 through 26
         2.1.2    Statement of Work

2.2 In the event of conflict between the General Provisions and the Statement of Work the General Provisions shall have precedence over the Statement of Work.


ARTICLE 3 -- SERVICES TO BE PROVIDED BY CONTRACTOR

3.1 CONTRACTOR shall provide Launch Services for the Launch of the CUSTOMER Spacecraft delivered by CUSTOMER to the Baikonur Space Center in accordance with the Statement of Work for the specific Launch. Except for Postlaunch Services as specified herein, Launch Services provided under the Contract shall be deemed to have been completed upon Launch.

                                      -7-
                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

3.2      RESERVED



ARTICLE 4 -- CONTRACT PRICE

4.1      The Contract price is as follows: $[O]

4.2      RESERVED

4.3 The Launch Services price set forth above include all taxes, duties and other levies imposed on any CONTRACTOR furnished service or materials by the U.S. or Commonwealth of Independent States ("CIS") Governments (e.g., Russia, Ukraine and Kazakhstan) and/or any political subdivisions thereof; but exclude any taxes, duties, or other levies that may be imposed on any CUSTOMER-furnished Spacecraft, support equipment, or material used in the transportation of CUSTOMER-furnished Spacecraft or support equipment. Any taxes, duties, or other levies imposed on any CUSTOMER-furnished Spacecraft, support equipment, or material used in the transportation of CUSTOMER-furnished Spacecraft or support equipment that become the obligation of CONTRACTOR to pay, will be reimbursed by CUSTOMER to CONTRACTOR within thirty (30) days of the receipt of CONTRACTOR's request for payment.


ARTICLE 5 -- PAYMENTS

5.1 CUSTOMER shall pay the Contract Price in U.S. dollars as in accordance with the following terms:

         5.1.1 CUSTOMER shall make an initial payment of [o] of the Contract Price for the Launch as set forth in Article 4, Contract Price, which shall be due and payable within three (3) days of EDC.

         5.1.2 CUSTOMER shall make the balance of the payments of the Contract Price for each Launch in [o] additional payments, beginning [o] prior to the first day of the Launch Semester as specified in Article 6, and in accordance with the following payment schedule:

                  [o]

         NOTE: For payment purposes under this Article 5 and for purposes of Paragraph 14.1.1, "L" is defined as the first Day of the Launch Schedule.

5.2 CONTRACTOR shall submit invoices to CUSTOMER thirty (30) days in advance of the scheduled due date for all payments other than the initial payment, for which CONTRACTOR shall submit an invoice on EDC. If the due date falls on a Saturday, Sunday, or Legal Bank Holiday, payment is due on the following Business Day.

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

5.3 Payment shall be made by electronic bank transfer, free of charge to CONTRACTOR, in the amount specified in the invoice and pursuant to the instructions contained in the invoice.

         Payment shall be deemed to have been made when credit for the due and payable amount has been established in the payee's designated bank account.

5.4 In the event payment has not been received by CONTRACTOR by the due date, or has been received in part only, CUSTOMER shall pay CONTRACTOR interest on any unpaid amount based on the interest rate charged by Citibank of New York City to its preferred customer's (the prime rate) plus [o]%. [o], all payments then due and owing, including any interest thereon, must be made to CONTRACTOR.

5.5 In the event of postponement requested by CONTRACTOR pursuant to Paragraph 7.2 of Article 7, Launch Postponement, including any postponement due to an excusable delay, the payments shall be suspended for the duration of the postponement and/or excusable delay and then resumed with the payment schedule for all remaining payments shifted forward by the period of the postponement and/or excusable delay. In the event of postponement requested by CUSTOMER pursuant to Paragraph 7.1 of Article 7, Launch Postponements, including any postponement due to an excusable delay, the payments must continue according to the original payment schedule.


ARTICLE 6 -- LAUNCH SCHEDULE

6.1 The Launch of the Spacecraft shall take place during the following Launch Semester(s):

                  LAUNCH               LAUNCH SEMESTER
                  ------               ---------------

                  AsiaSat 5            1 July 2008 through 31 December 2008


6.2 CONTRACTOR shall submit a proposed Launch Period to CUSTOMER at least [o] months prior to the first day of the Launch Semester identified in
         6.1 above.  CUSTOMER  shall respond to such proposal  within  fourteen
         (14) days of the proposal. The Launch Slot shall be determined by mutual agreement of the Parties at least [o] months prior to the first day of the established Launch Semester based on the availability of Launch Opportunities.

6.3 CONTRACTOR shall submit a proposed Launch Slot to CUSTOMER at least [o] months prior to the first day of the established Launch Period. CUSTOMER shall respond to such proposal within fourteen (14) days of the proposal. The Launch Slot shall be determined by mutual agreement of the Parties at least [o] months prior to the first day of the established Launch Period based on the availability of Launch Opportunities.

                                      -9-
                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

6.4 CONTRACTOR shall submit a proposed Launch Day to CUSTOMER at least months prior to the first day of the Launch Slot. CUSTOMER shall respond to such proposal within fourteen (14) days of the proposal. The Launch Day shall be determined by mutual agreement of the Parties at least [o] months prior to the first day of the Launch Slot based on the availability of Launch Opportunities. Upon commitment to a Launch Day, CUSTOMER agrees to deliver the Spacecraft to the Cosodrome in Baikonur no earlier than X-days prior to the Launch Day and no later than Y-days prior to the Launch Day. [Note: X & Y days are determined by Spacecraft type AS WELL AS BY OPERATIONS AT THE LAUNCH SITE. [o]]

6.5 The Launch Window shall be determined by mutual agreement of the Parties no later than [o] prior to the Launch Day based on the availability of Launch Opportunities.

6.6      The   following   launch   manifest   guidelines   shall   govern  the
         establishment of Launch Schedule priorities between CONTRACTOR, CUSTOMER, and third party customers of CONTRACTOR, excluding any commitments or obligations by CONTRACTOR prior to EDC:

         6.6.1 In the event of a postponement by [o], for any reason, the launching order remains in effect as of the date of [o] postponement, excluding the following:

                  i)  [o], shall not be postponed.

                  ii) [o] due to (a) [o]  shall  be  initially  scheduled  on a priority basis. After the initial scheduling procedure, shall maintain its position in the launching order and shall be treated as a standard Launch Service for any subsequent postponement by [o].

         6.6.2 In the event of a scheduling conflict between two or more customers arising during the process of establishing an initial Launch Schedule due to overlapping Launch Schedules, [o] shall have precedence.

         6.6.3 In the event of a scheduling conflict arising during the process of establishing a revised Launch Schedule due to a postponement in the [o] , or postponement to the date specified, or due to a postponement [o], the[o] shall have precedence.

         6.6.4 When establishing a Launch Period, Launch Slot or Launch Day (pursuant to Articles 6.2, 6.3, and 6.4 above, respectively), in the event that mutual agreement cannot be achieved, CONTRACTOR shall determine the Launch Period, Launch Slot or Launch Day in accordance with its manifest guidelines and operational commitments.

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

6.6 CUSTOMER shall notify CONTRACTOR thirty (30) days prior to delivery of the Spacecraft to the Baikonur Space Center. If CUSTOMER fails to deliver the Spacecraft within the period specified in paragraph 6.4 of this Article and in accordance with the notification required in this paragraph, CONTRACTOR may, depending on manifest constraints, treat the late delivery of the Spacecraft or the inability to export the Spacecraft within the same timeframe as a postponement by CUSTOMER in accordance with Article 7, Launch Postponements.


ARTICLE 7 -- LAUNCH POSTPONEMENTS

7.1 CUSTOMER may request a change to the Launch Schedule for any reason by providing written notice of any desired change.

         7.1.1 CUSTOMER must request a change to the Launch Schedule in writing as soon as CUSTOMER knows that CUSTOMER will not be able to maintain the current Launch Schedule. At the time of the request for a change, CUSTOMER will propose a new Launch Schedule that CUSTOMER is actually ready and able to maintain. Upon submittal of the request for a change to the Launch Schedule, CUSTOMER relinquishes the postponed Launch Schedule on the CONTRACTOR manifest. Within thirty (30) days of the receipt of the written request for a Launch Schedule change, CONTRACTOR will either inform CUSTOMER that a Launch Opportunity is available as requested or will propose an alternative Launch Schedule as close as possible to the Launch Schedule requested by CUSTOMER. If an alternative
                  Launch  Schedule  is proposed by  CONTRACTOR,  CUSTOMER  will within thirty (30) days respond by either accepting the alternative Launch Schedule proposed by CONTRACTOR or by proposing another Launch Schedule. This process shall continue until the Parties come to agreement on the Launch Schedule.

         7.1.2 In the event that a single postponement or cumulative postponements by CUSTOMER exceed [o] for the Launch, the exclusive right and remedy of CONTRACTOR shall be either renegotiation of the Contract, including price and terms, or termination in accordance with Article 14, Termination.

7.2 CONTRACTOR may request a change to the Launch Schedule in the event that a Launch Opportunity does not exist within the current Launch Schedule.

         7.2.1 CONTRACTOR will provide written notice of any desired change to the Launch Schedule as soon as CONTRACTOR knows that a Launch Opportunity will not be available. CONTRACTOR will propose a new Launch Schedule at the time of the request for a change. Within thirty (30) days of the receipt of the written request for a Launch Schedule change, CUSTOMER will either accept the alternative Launch Schedule proposed by CONTRACTOR or will propose another Launch Schedule.

         7.2.2 Postponements by CONTRACTOR under this Article shall not exceed a total of [o] for any Launch. In the event that a single postponement or

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY
                  cumulative postponements exceed [o] for a Launch, the exclusive right and remedy of CUSTOMER shall be either renegotiation of the Contract, including price and terms, or termination in accordance with of Article 14, Termination.


7.3 The length of a postponement under this Article is measured from the first day of the then current Launch Schedule existing at the time of the request for the postponement to the first day of the proposed Launch Schedule. Days during which an excusable delay exists as defined in Article 8, Excusable Delays, and which affect the Launch Schedule of the postponed launch, are not included in determining the length of a postponement under this Article.


ARTICLE 8 -- EXCUSABLE DELAYS

8.1 Neither CONTRACTOR nor CUSTOMER shall be liable to the other in the event of a delay in the performance of its obligation or commitments, and the date on which those obligations are to be fulfilled shall be extended for a period of time equal to that caused by the delay, when the delay is considered to be an excusable delay, that is due to causes beyond the control of CONTRACTOR or CUSTOMER as the case may be, and not due to their fault or negligence in reasonably anticipating and avoiding such delays. Such excusable delays also include the excusable delays of subcontractors when the item(s) or service(s) provided by the subcontractor cannot be reasonably obtained from other sources. Such excusable delays shall include, but not be limited to: acts of God; fires; explosions; earthquakes; floods; epidemic; quarantine restrictions; any environmental issue(s); interruptions of essential services such as electricity, natural gas, fuels and/or water; adverse weather or launch safety conditions that do not permit Launch, any condition which jeopardizes the safety of the employees of CONTRACTOR or CUSTOMER or their subcontractors; acts (including delay or failure to act) of any governmental authority (de jure or de facto), embargoes, strikes or labor stoppages; wars; riots; revolutions, terrorism, and hijacking.

8.2 The inability of CONTRACTOR to perform due to any [o] shall be an excusable delay event.



ARTICLE 9 -- OBLIGATIONS BEFORE AND AFTER LAUNCH

9.1 CONTRACTOR shall provide to CUSTOMER and CUSTOMER shall provide to CONTRACTOR the data, hardware and services identified in the Statement of Work according to the schedules provided therein. The data, hardware and services will be received in a condition suitable for their intended use as defined by the requirements of the Statement of Work. In the event that the data, hardware or services are not received according to their schedule or requirements, and the non-availability will affect the Launch Schedule, the following procedure shall apply:

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

         9.1.1 The Party receiving or failing to receive the data, hardware or services shall promptly notify the other Party in writing including a statement of the discrepancy and recommended solutions. The Party receiving the notification shall provide written direction to the other Party on how to proceed, considering the recommendations of the other Party, within seven (7) days of the receipt of notice.

         9.1.2 The Party receiving or failing to receive the data, hardware or services shall use reasonable commercial efforts to continue its obligations under the Contract without affecting the Launch Schedule. If, however, this is not possible despite the exercise of such efforts of the receiving Party, and the Launch Schedule is affected as a result of the failure of one Party to deliver the data, hardware or services in accordance with the schedule or requirements of the Statement of Work, then a Launch postponement shall be declared by the receiving Party and such delay shall be considered a delay under the appropriate provisions of
                  Article 7, Launch Postponements by the Party providing or failing to provide the data, hardware or services.

9.2 The Parties recognize that CONTRACTOR has no ability to alter the performance or in any way correct any defect in the Launch Vehicle after Launch. An agreement by CUSTOMER to conduct the Launch, given at the final Launch readiness review, shall constitute a waiver by
         CUSTOMER of any claim that the Launch Vehicle or Launch Services do not meet the requirements of the Statement of Work, or that the Launch Vehicle or Launch Services are not otherwise suitable for their intended purpose. Except for Postlaunch Services, the sole liability or obligation of CONTRACTOR for performance subsequent to Launch is to provide a replacement launch in accordance with Article 13, Replacement Launch.


ARTICLE 10 -- COMMUNICATION AND COORDINATION BETWEEN CONTRACTOR AND CUSTOMER

10.1 All notices and communications between the Parties that are required or permitted under the Contract, in order to be given effect, shall be in writing and shall be addressed as listed below.

For Financial Matters     Sea Launch Company, L.L.C.
(billing/invoices):       One World Trade Center, Suite 950
                          Long Beach, California 90831-0950
                          Attention: [o]
                                       Telephone: (562) 499-4704
                                       Fax: (562) 499-4755

                          Asia Satellite Telecommunications Company Limited 17/F, The Lee Gardens, 33 Hysan Avenue, Hong Kong Attention : General Manager Finance
                                       Telephone: (852) 2500 0868
                                       Fax: (852) 2576 4573

                                    -13-
                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

All Notices to            Sea Launch Company, L.L.C.
CONTRACTOR:               One World Trade Center
                          Suite 950
                          Long Beach, California 90831-0950
                          Attention: [o]
                                     Manager, Customer and Performance Contracts
                                     Phone: (562) 499-4719
                                     Fax: (562) 499-4755


Notices to CUSTOMER:      Asia Satellite Telecommunications Company Limited
                          17/F, The Lee Gardens, 33 Hysan Avenue, Hong Kong
                          Attention:  General Manager Finance
                                      Telephone: (852) 2500 0868
                                      Fax: (852) 2576 4573

10.2 CONTRACTOR and CUSTOMER each shall designate a Mission Manager no later than one (1) month after the EDC. The task of each of the Mission Managers shall be to supervise and coordinate the respective payload integration and mission analysis activities that are to be coordinated between the Parties. Neither Mission Manager is authorized to direct work contrary to the requirements of the Contract or to make modifications to the Contract. Each Party may replace its Mission Manager provided the other Party has received notification in writing of such action.

10.3 All documentation, notices, reports and correspondence required pursuant to the Contract shall be submitted and maintained in the English language. All communication at the Baikonur Space Center between the Parties and with Related Third Parties and between the personnel of the Parties or Related Third Parties shall be in English. The Parties shall mutually agree upon standards for transliteration and translation of non-English information.


ARTICLE 11 -- PERMITS AND APPROVALS

11.1 Each Party is responsible for obtaining all necessary licenses, permits, approvals, and authorizations to perform its respective obligations under the Contract. Each Party agrees to timely assist and support the other Party to the extent practicable, in obtaining such licenses, permits, approvals, and authorizations.


ARTICLE 12 -- TITLE TO PROPERTY

12.1 CUSTOMER understands and agrees that at no time does CUSTOMER obtain title to or any ownership of or any other legal or equitable right or interest in or to any part of any Launch Vehicle, or in any other property of CONTRACTOR, whether real or personal, tangible or intangible, including without limitation hardware used or furnished by CONTRACTOR in providing Launch Services under this Contract.

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

         Such property of CONTRACTOR shall be considered between the Parties to be the property of CONTRACTOR.

12.2 CONTRACTOR understands and agrees that at no time does CONTRACTOR obtain title to or any ownership of or any other legal or equitable right or interest in or to the Spacecraft of CUSTOMER or any part thereof including without limitation hardware used or furnished in performing the obligations of CUSTOMER hereunder. Such property of CUSTOMER shall be considered between the Parties to be the property of CUSTOMER.


ARTICLE 13 -- REPLACEMENT LAUNCH

13.1     REPLACEMENT LAUNCH

         13.1.1   CUSTOMER may request a Replacement  Launch in accordance with
                  Article 13.1 in the event of a Total Failure or Constructive Total Failure or a Total Loss or Constructive Total Loss. In the case of a Total Loss or Constructive Total Loss, the priority rights set forth in Article 6.6.1 as to scheduling the Replacement Launch are subject to any pre-existing commitment(s) or obligation(s) CONTRACTOR may have to a Third Party customer(s).

         13.1.2 CUSTOMER's request for a Replacement Launch must be in writing and received by CONTRACTOR (i) no later than [o] after the Launch which resulted in a Total Loss or
                  Constructive Total Loss, or (ii) no later than after the determination [o], as set forth in Paragraph 13.1.8, of a Total Failure or Constructive Total Failure. The request shall indicate the Launch Semester desired for the Replacement Launch, and such Launch Semester shall commence no later than [o] from the date of the request.

         13.1.3 CONTRACTOR shall inform CUSTOMER, after receipt of the request, if a Launch Opportunity exists in the requested Launch Semester. If a Launch Opportunity does not exist in the requested Launch Semester, the Parties will negotiate in good faith to reach a mutually acceptable Launch Semester.

         13.1.4 Any agreement reached by the Parties on a Replacement Launch shall be in writing. The Replacement Launch shall be provided in accordance with the terms and conditions of the Contract.

         13.1.5 The configuration and mission requirements of the Spacecraft selected by CUSTOMER for the Replacement Launch shall be substantially similar to the Spacecraft in regards to spacecraft configuration or scope of integration. In the event of differences between the Replacement Launch spacecraft and the Spacecraft resulting in a increase in the scope of work, CUSTOMER and CONTRACTOR shall negotiate appropriate Contract amendments to cover reasonable increased costs and/or schedule adjustments, if any.

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

         13.1.6 CUSTOMER shall pay CONTRACTOR the same price for the replacement Launch as paid for the Launch declared a Total Failure, Constructive Total Failure, Total Loss or Constructive Total Loss, subject to escalation at a rate of [o] per year calculated from the first day of the Launch Semester established at the time of Contract award to the first day of the Launch Semester agreed upon by the Parties in accordance with Paragraph 13.1.3.

         13.1.7 CUSTOMER shall make payment for the Replacement Launch in accordance with the payment schedule set forth in Article 5, Payments. CUSTOMER shall make the initial payment at the time of the written agreement establishing the Launch Semester of the Replacement Launch in accordance with Paragraph 13.1.3. The initial payment shall include all past due sums.

         13.1.8   [o]

         13.1.9 The remedies set forth in this Article 13.1 shall constitute the sole and exclusive remedies of CUSTOMER for Total Failure, Constructive Total Failure, Total Loss or Constructive Total Loss.


ARTICLE 14 -- TERMINATION

14.1     The rights of CUSTOMER to terminate  this Contract or any Launch under
         the  Contract,   and  the  available  remedies,  are  limited  to  the
         following:

         14.1.1 Prior to Launch, CUSTOMER may terminate any Launch under the Contract for any reason other than material breach or excessive postponements. CONTRACTOR will be entitled to retain, as liquidated damages and not as a penalty, the amount specified in the following table as of the date of the termination of the applicable Launch(es). Within [o] of the date of the termination, CONTRACTOR will refund the balance, if any, of all payments made for the Launch terminated which are in excess of the applicable liquidated damages amount.


                                  TERMINATION LIABILITY

                                           [o]

         14.1.2 If CUSTOMER elects to terminate the Launch for excessive postponement under Article 7, Launch Postponements, [o] for the Launch terminated. In the case of a multi-launch agreement, only the Launch excessively postponed may be terminated under this Paragraph. The right of CUSTOMER to terminate under this Paragraph is conditioned upon receipt by CUSTOMER of a written notification of a Launch postponement or cumulative postponements by CONTRACTOR exceeding [o]. CUSTOMER must terminate within [o] of the expiration of the [o] period of postponement

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY
                  or thereby waives its right to terminate the postponed Launch under this Paragraph unless further postponed by CONTRACTOR.

         14.1.3 If CUSTOMER brings any claim for material breach prior to Launch, other than for a Launch Schedule postponement, the exclusive remedy of CUSTOMER shall be termination of the Launch and refund of an amount up to the total of all payments made for the terminated Launch.

         14.1.4 The exclusive rights and remedies of CUSTOMER subsequent to Launch are limited to a replacement Launch in accordance with
                  Article 13, Replacement Launch.

14.2     The rights of CONTRACTOR to terminate the Contract or any Launch under
         the  Contract,   and  the  available  remedies,  are  limited  to  the
         following:

         14.2.1 CONTRACTOR may terminate the Contract or any Launch under the Contract in the event that CUSTOMER fails to comply with the payment obligations specified in Article 5, Payments. In no event shall the effective date of termination by CONTRACTOR under this paragraph be earlier than after the due date of any payment not made. In the case of a multi-launch agreement, only the Launch for which payments are delinquent may be terminated under this Paragraph. In the event of such termination, CONTRACTOR shall retain, as liquidated damages and not as a penalty, all payments due and/or previously paid under Article 5, Payments, for the Launch terminated, as of the effective date of termination.

         14.2.2 If CONTRACTOR elects to terminate for excessive postponement under Article 7, Launch Postponements, CONTRACTOR will retain, as liquidated damages and not as a penalty, all payments made by CUSTOMER for the Launch terminated, as of the date of CONTRACTOR's termination notice. In the case of a multi-launch agreement, only the Launch excessively postponed may be terminated under this Paragraph. The right of CONTRACTOR to terminate under this Paragraph is conditioned upon receipt of a written notification from CUSTOMER of a Launch postponement or cumulative postponements exceeding [o]. CONTRACTOR must terminate within [o] of the expiration of the [o] period of postponement or thereby waives its right to terminate under this Paragraph unless further delayed by CUSTOMER.

         14.2.3 If CONTRACTOR brings any claim for material breach prior to Launch other than for a Launch Schedule postponement, the exclusive remedy of CONTRACTOR shall be termination of the Launch and retention, as liquidated damages and not as a penalty, of an amount up to the total of all payments made for the terminated Launch.

14.3 Any termination for default or breach under this Article must be preceded by thirty (30) days written notification that specifies the default or breach and the intent to terminate in the event that the default or breach is not or cannot be cured within thirty (30) days of such written notice to cure.

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

14.4 Both CUSTOMER and CONTRACTOR agree that the payments, refund of payments or retention of payments specified in this Article 14 represent: (i) liquidated damages, and not a penalty, (ii) a reasonable estimate of the actual damages that would be owed by one Party to the other in the event of a termination and, (iii) a knowing and considered allocation of each Party's risks and fair compensation for either Party in the event of a termination. Liquidated damages in the form of payments, refunds or retained payments, as applicable, shall constitute the exclusive rights and remedies available to the Parties in the event of termination by either Party.


ARTICLE 15 -- RISK ALLOCATION

The Parties expressly acknowledge and agree that the liabilities of CONTRACTOR and/or of CUSTOMER, resulting from the non execution or late execution of the services provided by CONTRACTOR, and of the technical commitments of CUSTOMER are strictly limited to the provisions of this Contract, excluding any other liabilities or claims.


15.1     WARRANTY

         15.1.1 WARRANTY DISCLAIMER. CONTRACTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LAUNCH OR ANY SERVICES PROVIDED TO OR ON BEHALF OF CUSTOMER. NOTHING IN THIS CONTRACT SHALL BE CONSTRUED AS AN EXPRESS OR AN IMPLIED WARRANTY. CUSTOMER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THIS ARTICLE AND THE EXCLUSION OF ALL WARRANTIES HAS BEEN BARGAINED FOR IN THIS CONTRACT.

         15.1.2 Limitation of Liability. In no event shall either Party be liable to the other party under or in connection with this Contract under any legal or equitable theory, including negligence, for direct, indirect, special, consequential, or incidental damages, or indemnities, except as expressly provided in this Contract. Consistent with this limitation of liability, each Party shall use commercially reasonable efforts to ensure that its insurer(s) waive all rights of subrogation against the other Party.

15.2     THIRD PARTY LIABILITY INSURANCE

         15.2.1 CONTRACTOR shall obtain and maintain in effect a policy of liability insurance that protects CUSTOMER and its Related Third Parties against claims by a Third Party for death, bodily injury or property damage resulting from Launch Activities performed under this Contract. Such insurance shall be in the amounts of [o], for all periods of Launch Activities on the ground and [o] for the Launch Vehicle and Spacecraft following a Launch.

         15.2.2 Such insurance shall remain in effect from commencement of Launch Activities until the end of Launch Activities and for after Launch with respect to the Launch Vehicle and Spacecraft following a Launch.

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

         15.2.3 The Third Party liability insurance obtained pursuant to this Article shall not cover loss of or damage to the Spacecraft even if the claim is brought by a Third Party or Related Third Party.


15.3     Reserved


15.4     THIRD PARTY LIABILITY

         15.4.1 Each Party agrees to indemnify, defend and hold harmless the other Party from and against any and all claims of a Third Party (other than claims by employees, officers or directors of a Party or of its Related Third Parties) for death, bodily injury or property damage to the extent that it is caused by the indemnifying Party or its Related Third Parties while performing activities related to this Contract. Each Party shall maintain insurance with limits sufficient to cover the aforementioned indemnification obligation and shall use commercially reasonable efforts to ensure that its insurer(s) waive all rights of subrogation against the other Party to the extent the indemnifying Party has waived its rights of recovery against the indemnified Party.

15.5     RECIPROCAL WAIVER AND RELEASE OF CLAIMS

         15.5.1 CUSTOMER and CONTRACTOR agree to a reciprocal waiver of claims pursuant to which each Party agrees to be responsible for and to absorb the financial and any other consequences of any property damage or loss it sustains or any bodily injury to, death of, or property damage or loss sustained by its own employees arising out of or relating to any activities carried out under this Contract. Neither Party will make any claim or institute any arbitration or judicial proceedings against the other Party or its Related Third Parties for such damage, loss, injury or death.

         15.5.2 Each Party further agrees to require its Related Third Parties (other than employees, officers or directors) to be responsible for and to make no claims against the other Party or its Related Third Parties for any property damage or loss they sustained or for any bodily injury to, death of, or property damage or loss sustained by their own employees arising out of or relating to any activities carried out under this Contract.

         15.5.3 If any of a Party's Related Third Parties makes a claim or institutes any arbitration or judicial proceeding against the other Party or its Related Third Parties for damage, loss, injury or death to the extent required to be waived in Paragraph 15.5.2, the first Party shall indemnify, hold harmless and defend the other Party and its Related Third Parties from and against any liability on account of such damage, loss, injury or death, and shall pay all expenses and satisfy all awards and judgments which may be incurred by or rendered against said indemnitee(s).

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

15.6     SPACECRAFT

         CUSTOMER assumes the risk of any actual or constructive loss of or damage to the Spacecraft prior to, during, and after Launch, including any loss or damage resulting from the non-availability of or inability to use the Spacecraft following Launch. CUSTOMER shall indemnify, defend, and hold harmless CONTRACTOR and its Related Third Parties against all claims and actions based in whole or in part on loss or damage to the Spacecraft, including loss or damage resulting from the non-availability of or inability to use the Spacecraft. CUSTOMER shall use commercially reasonable efforts to ensure that its insurers waive all rights of subrogation against the CONTRACTOR and its Related Third Parties.

15.7     INDEMNIFICATION- INTELLECTUAL PROPERTY INFRINGEMENT

         15.7.1 CONTRACTOR agrees to defend, hold harmless and indemnify CUSTOMER and its Related Third parties from and against any liabilities, costs, risks, losses, damages, or injury, or any consequences thereof, resulting from an infringement or claim for infringement of the patent right or any other intellectual property right of a Third Party or a Related Third Party of CONTRACTOR which may arise from the provisions of the Launch Services or Postlaunch Services under this Contract by CONTRACTOR.

         15.7.2 CUSTOMER agrees to defend, hold harmless and indemnify CONTRACTOR and its Related Third parties from and against any liabilities, costs, risks, losses, damages, or injury, or any consequences thereof, resulting from an infringement or claim for infringement of the patent right or any other intellectual property rights of a Third Party or a Related Third Party of CUSTOMER which may arise from the design and manufacture of the Spacecraft

15.8     NOTICE AND COOPERATION

         Each  Party  agrees to  cooperate  with the other  Party in  obtaining relevant reports and other information in connection with the presentation by either Party of any claim under insurance required by this Article. A Party seeking indemnification under this Article shall
         (i) promptly advise the indemnitor of any damage or injury incurred, or the filing of any suit or any written or oral claim against it;
         (ii) provide the indemnitor with copies of all relevant documentation; and (iii) cooperate with the indemnitor and its insurers in every reasonable manner in defending against such claim. A Party seeking indemnification shall not make any admission, nor shall it reach a compromise or settlement, without the prior written approval of the indemnitor.

15.9     EVIDENCE OF INSURANCE

         For any of the insurance policies required under this Contract, each Party shall provide the other Party with a certificate evidencing such insurance within thirty (30) days of a written request by the other Party and require its insurer(s) to provide the other Party written notice at least thirty (30) days prior to effectivity of any material change in policy coverage.

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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
                          COMPANY LIMITED PROPRIETARY

ARTICLE 16 -- PROPRIETARY DATA

16.1 The Parties recognize that technical information may be disclosed by one Party to the other Party in the course of performance under the Contract and that the disclosing Party may desire to protect such information against unrestricted use or disclosure to others. To provide protection for such information, each Party agrees to respect such information and, to the extent it includes proprietary data, to handle such information as provided for in this Article.

16.2 For the purpose of this Contract, the term "proprietary data" means each Party's proprietary, secret, or confidential information, data, processes, and physical materials, including information originated by, or available only from the disclosing Party and information originating with a Third Party or Related Third Party with respect to which the disclosing Party has limited disclosure rights, and which the disclosing Party desires to protect against unrestricted disclosure to others, provided that such information, data, processes, and physical materials are marked "proprietary data" or with an equivalent legend or, if disclosed orally, is identified as proprietary at the time of disclosure and then summarized in a written document marked as "proprietary data" that is supplied to the receiving Party within ten (10) days of initial disclosure.

16.3 Except as permitted herein and in paragraph 16.4 below, a Party receiving proprietary data shall take all reasonable precautions to prevent publication or disclosure of proprietary data to others, and shall use such data only for the purpose of performance under the Contract. Except as permitted herein and in paragraph 16.4 below, any other use of such proprietary data shall be made only upon prior written consent of the disclosing Party. Each Party agrees to protect the other Party's proprietary data with the same degree of care as used to protect its own proprietary data (but in no event less than a reasonable degree of care), and to restrict disclosures of such
         proprietary   data  to  those  persons,   entities   (i.e.   insurance
         underwriters) and subcontractors having a need to know the data provided any such person, entity or subcontractor must first agree in writing to treat any such proprietary data as confidential.

16.4     The   aforementioned   restrictions  on  the  use  and  disclosure  of
         proprietary data shall not apply if the proprietary data:

         16.4.1 Is in the public domain at the time of receipt or comes into public domain thereafter through no act of the receiving Party that is inconsistent with the aforementioned restrictions;

         16.4.2 Is known to the receiving Party prior to disclosure by the disclosing Party;

         16.4.3   Is  disclosed   with  the  prior  written   approval  of  the
                  disclosing Party;

         16.4.4   Is independently developed by the receiving Party;

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         16.4.5   Is lawfully disclosed to the receiving Party by a Third Party under conditions permitting such disclosure;

         16.4.6 Is required by applicable law, regulation or governmental order to be disclosed, but in such case only to the extent so required to be disclosed.

16.5 Upon termination or upon completion of performance under the Contract, and upon the request of one Party, the other Party shall return all proprietary data (including any copies thereof) received from that Party, or provide written certification that such proprietary data has been destroyed, except that either Party may retain a legal file copy.

16.6 Neither Party assumes any liability to the other Party for damages arising from the use of or reliance upon any information disclosed pursuant to this Article 16, except as provided elsewhere herein.

16.7 Information exchanged under this Contract may be subject to U.S. export control laws and regulations, such as the U.S. International Traffic in Arms Regulations (ITAR) or the Export Administration Regulations (EAR). The disclosing Party shall clearly mark any such information exchanged with an appropriate legend indicating the relevant restrictions or applicable laws and regulations. The receiving Party agrees that information subject to such export control laws and regulations shall not be disclosed or transferred to a Third Party or Related Third Party without first obtaining written approval from the disclosing party and complying with all applicable U.S. export control laws and regulations. Such approval shall not be unreasonably withheld.

16.8 Information exchanged under this Contract may be subject to Russian and/or Ukrainian export control laws and regulations. The disclosing Party shall clearly mark any such information exchanged with an appropriate legend indicating the relevant restrictions or applicable laws and regulations. The receiving Party agrees that such information subject to such export control laws and regulations shall not be disclosed or transferred to a Third Party or a Related Third Party without first obtaining written approval from the disclosing Party and complying with all applicable export control laws and regulations. Such approval shall not be unreasonably withheld.


ARTICLE 17 -- RIGHTS TO INVENTIONS AND DATA

17.1 CONTRACTOR and CUSTOMER agree that neither Party shall by entry into the Contract or by performance of the Contract, acquire any rights to or under the other Party's patents, proprietary data, or other intellectual property or technical information, unless the grant of any such right is expressly provided for in a separate written agreement duly executed by the granting Party.


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ARTICLE 18 -- CHANGES

18.1 Except as set forth in paragraph 18.2, the Contract shall be modified only upon mutual consent and such modification shall be made in writing and shall be signed by authorized agents of both Parties.

18.2 CUSTOMER may at any time up to [o] , by a written notice, request changes within the general scope of this Contract. If CUSTOMER requests a change after [o] any such change will be implemented by CONTRACTOR only if the Launch Date would remain unaffected, as determined by CONTRACTOR in its sole discretion, as a result of the implementation of such change. If any such change causes an increase or decrease in the cost of, or the time required for the performance of any part of the work under this Contract, an equitable adjustment, to be negotiated in good faith between the Parties, shall be made in the price, delivery schedule, or other terms affected by the requested change, and the Contract shall be modified in writing accordingly. Any claim by CONTRACTOR for an adjustment must be made in writing within thirty (30) days of the receipt of any such notice. CONTRACTOR shall not proceed with any change under this paragraph until an amendment to this Contract is executed by both Parties authorizing the change and making the corresponding adjustments to the work and/or the terms of this Contract necessitated by the change.

18.3 CONTRACTOR shall have the right to recommend changes within the general scope of this Contract. CONTRACTOR shall submit any such change to CUSTOMER in writing and CUSTOMER shall accept or reject such change(s) in its sole discretion. CUSTOMER shall respond to any such change proposed by CONTRACTOR promptly but in no event later than [o] after the date on which CONTRACTOR submitted the proposed change. If any change causes an increase or decrease in the cost of, or the time required for the performance of any part of the work under this Contract, an equitable adjustment, to be negotiated in good faith between the Parties, shall be made in the price, delivery schedule, or other terms affected by the requested change, and the Contract shall be modified in writing accordingly. CONTRACTOR shall not proceed with any change under this Paragraph until an amendment to this Contract is executed by both Parties authorizing the change and making the corresponding adjustments to the work and/or the terms of this Contract necessitated by the change.

18.4 Launch Service(s) postponements by CUSTOMER or CONTRACTOR shall be resolved in accordance with Article 7 Launch Postponements of this Contract.


ARTICLE 19 -- ASSIGNMENT

19.1 The Parties agree not to assign their respective rights or obligations under the Contract without the prior written consent of the other Party.


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ARTICLE 20 -- PUBLIC RELEASE OF INFORMATION

20.1 Except as required by law or regulation, no news release, public announcement, or advertising material concerned with this Contract shall be issued by either Party without prior written consent of the other Party. Such consent shall not be unreasonably withheld. All releases shall be coordinated between both Parties.


ARTICLE 21 -- DISPUTE SETTLEMENT

21.1 The Parties shall endeavor to reach an amicable settlement of any dispute or controversy resulting from, or arising in connection with, the performance of this Contract. In the event a settlement cannot be reached within ten (10) Business Days by the CONTRACTOR and CUSTOMER Mission Managers, the dispute or controversy shall be referred to the respective Presidents/Chief Executive Officer of CONTRACTOR and CUSTOMER, who shall use their best efforts to reach a settlement acceptable to both Parties. If such a settlement cannot be reached within ten (10) Business Days after referral to them, the dispute or controversy shall be submitted to arbitration under the Rules of Conciliation and Arbitration of the American Arbitration Association in Los Angeles, California, by three arbitrators appointed pursuant to the governing rules. The arbitration shall be conducted in English as generally spoken in the United States of America. The arbitration award shall be final and binding, and the execution thereof may be entered in any court having jurisdiction.


ARTICLE 22 -- APPLICABLE LAW

22.1 The Contract and any matter arising under the Contract, regardless of whether such matter is addressed in the Contract, shall be governed by the laws of the state of California, USA, excluding its choice of law rules.


ARTICLE 23 -- SEVERABILITY

23.1 In the event any of the provisions of the Contract shall, for any reason whatsoever, be held to be invalid or unenforceable, the remaining provisions shall not be affected.


ARTICLE 24 -- WAIVERS

24.1 No waiver of any of the provisions of the Contract shall be binding on either Party unless evidenced by a written notice signed by the Party to be bound. Failure of either Party to insist upon performance of any of the terms or conditions herein or to exercise any right or privilege shall not constitute a waiver. A waiver by either


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

         Party of a breach of any provision of this Contract does not constitute a waiver of any succeeding breach of the same or any other provision, nor shall it constitute a waiver of the provision itself.


ARTICLE 25 - HEADINGS AND NUMBERS

25.1 The Article, Paragraph and sub Paragraph headings and numbers are for convenience purposes only and shall not be used to construe the terms of this Contract.



ARTICLE 26 -- ENTIRE AGREEMENT

26.1 The Contractual documents referred to in Article 2 comprise the entire understanding between the Parties with respect to the subject matter of the Contract and shall supersede all prior and contemporaneous discussions between the Parties. Neither Party shall be bound by any conditions, warranties, definitions, statements, or documents previous to or contemporaneous with the Contract unless the Contract makes express reference thereto.



IN WITNESS WHEREOF, the Parties hereto have executed the Contract as of the day and year stated:


Asia Satellite Telecommunications        Sea Launch Limited Partnership acting
Company Limited                          through its General Partner,
                                         Sea Launch Company, L.L.C.


By:  /s/ William Wade                    By:  /s/  Chris O'Connell

Title:  Deputy CEO                       Title:  VP - Contracts


Date:  May 8, 2006                       Date:  May 5, 2006



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                  SEA LAUNCH/ASIA SATELLITE TELECOMMUNICATIONS
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